THE SHARES REPRESENTED BY THIS RESTRICTED STOCK AWARD AGREEMENT ARE ISSUED ON JULY 30, 2012, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER SUCH ACT OR LAWS OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE SHARES REPRESENTED BY THIS RESTRICTED STOCK AWARD AGREEMENT ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER . A COPY OF THIS RESTRICTED STOCK AWARD AGREEMENT HAS BEEN FILED AT THE PRINCIPAL OFFICE OF THE COMPANY AND IS AVAILABLE UPON WRITTEN REQUEST FROM THE COMPANY WITHOUT CHARGE.

ZAZA ENERGY CORPORATION
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made and entered into as of July 30, 2012 (the “Date of Grant”), by and between BLACKSTONE OIL & GAS, LLC, a Texas limited liability company (“Blackstone”), OMEGA ENERGY LLC, a Texas limited liability company (“Omega”), LARA ENERGY INC., a Texas corporation (“Lara”, with each of Blackstone, Omega and Lara referred to individually as a “Grantor” and referred to collectively as “Grantors”), and CRAIG MCKENZIE (“Grantee”) to evidence the grant, transfer and award of the Restricted Stock, as defined below, made by Grantors to Grantee, in consideration for Grantee’s services to the Company (as defined below) as Chief Executive Officer of the Company.

1.

Grant of Restricted Stock. Subject to the terms and conditions of this Agreement, (i) Blackstone hereby grants, transfers and awards to Grantee, and Grantee hereby accepts from Blackstone, One Hundred Twenty-Five Thousand (125,000) shares of common stock of ZaZa Energy Corporation, a Delaware corporation (the “Company”), par value $0.01 per share (“Common Stock”), (ii) Omega hereby grants, transfers and awards to Grantee, and Grantee hereby accepts from Omega, One Hundred Twenty-Five Thousand (125,000) shares of Common Stock, and (iii) Lara hereby grants, transfers and awards to Grantee, and Grantee hereby accepts from Lara, One Hundred Twenty-Five Thousand (125,000) shares of Common Stock, for an aggregate grant from the Grantors of Three Hundred Seventy-Five Thousand (375,000) shares of Common Stock to Grantee (such shares, collectively, the “Restricted Stock”). Subject to the withholding provisions in Section 4, the Company shall cause to be delivered on the Date of Grant to the Grantee in certificated form or book entry account with the Company's transfer agent, the Restricted Stock that is to be transferred under the terms of this Agreement.

2.	Legends.
(a)	Any certificate or certificates representing the Restricted Stock shall initially bear a legend substantially similar to the following:

Restricted Stock Award Agreement1

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER SUCH ACT OR LAWS OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b)

For so long as the Restricted Stock has not been registered under the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time (the “Securities Act”) and the Company is subject to the requirements of Section 13, 14 or 15(d) of the Securities Act, the Company shall use its reasonable best efforts to take all action in its control as may be required as a condition to the availability of Rule 144 of the Securities Act or any successor exemptive rule hereinafter in effect; and the Company shall provide certification of such actions as reasonably requested by Grantee in connection with Grantee seeking to have the legend provided for in clause (a) above removed from any certificates or book entry notations with respect to the Restricted Stock. Upon request of Grantee, the Company shall remove or cause its transfer agent to remove any legend from each certificate or book entry account evidencing Restricted Stock, or shall issue to Grantee a new certificate or certificates for such Restricted Stock, which certificate or certificates shall be free of such legend, provided that (i) the Restricted Stock has been registered under the Securities Act, or (ii) with such request, the Company shall have received an opinion of counsel, which opinion is reasonably satisfactory to the Company, to the effect that such legend is no longer necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144 promulgated under the Securities Act).

(c)

In addition, any certificate or certificates representing the Restricted Stock shall, for so long as the Restricted Stock is subject to that certain Stockholders’ Agreement dated as of August 9, 2011 (the “Stockholders’ Agreement”), by and among the Company and those stockholders of the Company signatory thereto, bear a legend substantially similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING AND OTHER ARRANGEMENTS SET FORTH IN A STOCKHOLDERS’ AGREEMENT, DATED AS OF AUGUST 9, 2011, AS AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS’ AGREEMENT HAS BEEN FILED AT THE PRINCIPAL OFFICE OF THE COMPANY AND IS AVAILABLE UPON WRITTEN REQUEST FROM THE COMPANY WITHOUT CHARGE. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED, MORTGAGED, OR OTHERWISE DISPOSED OF, EITHER

Restricted Stock Award Agreement2

VOLUNTARILY OR INVOLUNTARILY, EXCEPT AS PERMITTED BY SUCH STOCKHOLDERS’ AGREEMENT.

(d)	Waivers and Representations.
(e)

The Grantors, being the Majority ZaZa Members (as defined in the Shareholder’s Agreement), and the Company hereby (i) waive the restrictions on the transfer of shares of common stock set forth in Article V of the Shareholders’ Agreement, with respect to the transfers of Registered Shares from the Grantors to the Grantee as described in this Agreement (the “Transfer”), (ii) agree that the Transfer is not in violation of the Shareholders’ Agreement and (iii) agree that a Transfer (as defined in the Shareholders’ Agreement) by Grantee of his Common Stock pursuant to Section 5.01(a)(ii) of the Shareholders’ Agreement shall not require an assignment of the Shareholders’ Agreement under Section 6.09.

(f)

The Grantors and the Company hereby represent and warrant that (i) the Majority Independent Directors (as defined in the Shareholders’ Agreement) have approved the Transfer and the waiver set forth above, and (ii) the Transfer is a permitted transfer under that certain Lock-Up Agreement dated as of February 21, 2012, among MSDC ZEC Investments, LLC, Senator Sidecar Master Fund LP, O-Cap Offshore Master Fund, L.P., O-Cap Partners, L.P., Capital Ventures International, Talara Master Fund, Ltd., Blackwell Partners, LLC, Permal Talara Ltd., Winmill Investments LLC, the Grantors, Todd Alan Brooks, Gaston L. Kearby, John E. Hearn, Jr. the Company (as amended by that certain Waiver dated June 8, 2012, the “Lock-Up Agreement”), and is not a transfer of common stock of the Company in violation of the provisions of the Lock-Up Agreement.

(g)

The Grantors hereby represent and warrant to Grantee that (i) the Grantors have the power and authority to execute and deliver this agreement and to consummate the transactions contemplated hereby; (ii) the Grantors have taken all actions necessary to authorize the execution and delivery of this Agreement; (iii) that the grant of the Restricted Stock pursuant to this Agreement complies with any applicable requirements of U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, and any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto; (iv) Restricted Stock has been duly authorized and, when delivered in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and free of any liens, claims or other encumbrances, except for restrictions on transfer provided for in the Stockholders’ Agreement or under the Securities Act or other applicable securities laws; and (v) the execution, delivery and performance by the Grantors and the Company of this Agreement, and the consummation of the transaction contemplated hereby, do not and will not: (1) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of any Grantor or the Company; (2) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to the Grantors or the Company; or (3) require the consent, notice or other action by any person or entity under, conflict with, result in a violation or breach of,

Restricted Stock Award Agreement3

constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract or agreement by which the Grantors or Company are bound.

(h)

Each of the Company and the Grantors acknowledges that the Grantee is relying on the representations and warranties made by the Company and the Grantors hereunder and that such representations and warranties are a material inducement to the Grantee to entering into this Agreement and that certain Separation Agreement and General Release dated on or about the Date of Grant (the “Separation Agreement”), by and among Grantee, the Company, Sequent Petroleum Management, LLC, and the Grantors. The Company and the Grantors further acknowledge that without such representations and warranties of the Company and Grantors made hereunder, the Grantee would not enter into either of this Agreement or the Separation Agreement.

(i)

Withholding of Taxes. Notwithstanding anything herein to the contrary, to the extent that the receipt of the Restricted Stock by Grantee results in income to the Grantee for federal, state or local income, employment or other tax purposes with respect to which the Company, any of its subsidiaries, or any Grantor has a withholding obligation, the number of shares actually issued to Grantee shall be equal to 375,000 shares minus a number equal to the quotient of (a) the amount of such withholding obligation divided by (b) the fair market value per share of the Restricted Stock on the date that the withholding obligation arises, and the Company shall pay such taxes required to be withheld as a result of the receipt of the Restricted Stock by Grantee; provided that the amount of the withholding tax so paid by the Company pursuant to this Section 4 shall not exceed the Company’s minimum statutory tax withholding obligation. The Company agrees to remit all withholding taxes to the applicable government authorities.

(j)

Not an Employment Agreement. This Agreement is not an employment or consulting agreement, and no provision of the Agreement shall be construed or interpreted to create an employment or consulting relationship between Grantee and the Company or any affiliate or guarantee the right to remain employed or to perform consulting services for the Company or any affiliate for any specified term.

(k)

Grantee’s Acceptance. The grant of the Restricted Stock to Grantee under this Agreement is conditioned upon Grantee’s execution of a Joinder Agreement to the Stockholders’ Agreement, in substantially the form of such Joinder Agreement attached hereto as Exhibit A, and the delivery of such Joinder Agreement by Grantee to the Company no later than ten (10) days after the Date of Grant.

(l)

Entire Agreement; Amendment. This Agreement, together with all Exhibits hereto, and the Separation Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements or understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may not be modified or amended, except by a writing signed by Grantors, the Company and Grantee.

(m)

Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by each of the parties hereto and

Restricted Stock Award Agreement4

their respective successors, permitted assigns, heirs, executors, administrators, trustees, and legal and personal representatives, as applicable. Grantee shall not assign this Agreement, or any right or in interest herein, without the prior express written consent of Grantors and the Company. Except as otherwise expressly set forth in this Agreement, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not party to this Agreement.

(n)

Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by facsimile (with a written or electronic confirmation of delivery), if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day, in each case to the intended recipient as set forth below:

(i)             if to Grantors, to:

            Blackstone Oil & Gas LLC

            Omega Energy LLC

            Lara Energy Inc.

            1301 McKinney Street, Suite 2850

            Houston, Texas 77010

            Attn: Todd Brooks, Gaston Kearby and John Hearn

            Facsimile: (713) 595-1919

(ii)            if to Grantee, to the address specified on the signature page hereto.

(iii)             if to the Company, to:

            ZaZa Energy Corporation

            1301 McKinney Street, Suite 2850

            Houston, Texas 77010

            Attn: Chief Financial Officer

            Facsimile: (713) 595-1919

(o)

Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the choice of law principles thereof.

(p)

Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

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(q)	Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement
(r)

Further Assurances and Cooperation. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate the transactions contemplated hereunder.

(s)

Counterparts; Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same document. Any facsimile or electronically transmitted copies hereof or signatures hereon shall be deemed originals for all purposes.

[Signature Page Follows.]

Restricted Stock Award Agreement6

IN WITNESS WHEREOF, the undersigned parties have executed this Restricted Stock Award Agreement as of the Date of Grant.

GRANTORS:

BLACKSTONE OIL & GAS, LLC

By:   /s/ Todd A. Brooks
Name: Todd A. Brooks
Title: President

OMEGA ENERGY LLC

By:      /s/ Gaston L. Kearby
Name: Gaston L. Kearby
Title: President

LARA ENERGY INC.

By:    /s/ John E. Hearn, Jr.
Name: John E. Hearn, Jr.
Title: President

GRANTEE:

By:     /s/ Craig McKenzie
Name: CRAIG MCKENZIE
Address for Notices:

_____________________________________
_____________________________________
_____________________________________
Facsimile: ___________________________

Taxpayer Identification No.
_____________________________________

[Signature Page to Restricted Stock Award Agreement]

For the limited purposes specified herein:

COMPANY:

ZAZA ENERGY CORPORATION

By: /s/ Todd A. Brooks
Name: Todd A. Brooks
Title: President

[Signature Page to Restricted Stock Award Agreement]